UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2012

ULTA SALON, COSMETICS & FRAGRANCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33764	36-3685240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Remington Blvd., Suite 120 Bolingbrook, Illinois		60440
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (630) 410-4800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 31, 2012, Ulta Salon, Cosmetics & Fragrance, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders. At the Annual Meeting, the stockholders voted on the following three proposals and cast their votes as described below.

1.	Election of Directors

Director	Number of Shares Voted For	Number of Shares Withheld
Robert F. DiRomualdo	54,057,358	1,325,050
Catherine A. Halligan	54,942,724	439,684
Lorna E. Nagler	54,063,864	1,318,544

There were 4,437,207 broker non-votes on the proposal for election of directors.

2.	Ratification of Appointment of Independent Registered Public Accounting Firm

59,226,181 shares voted for, 584,087 shares voted against, and 9,347 shares abstained from voting. There were no broker non-votes on this matter.

3.	Advisory Vote on Executive Compensation

54,056,057 shares voted for, 1,284,591 shares voted against, and 41,760 shares abstained from voting. There were 4,437,207 broker non-votes on this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTA SALON, COSMETICS & FRAGRANCE, INC.

Date: June 1, 2012	By:	/s/ Robert S. Guttman
Robert S. Guttman
Senior Vice President, General Counsel and Secretary